                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) June 25, 2000
                                                         -------------


                         PHILIP MORRIS COMPANIES INC.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


       Virginia                      1-8940                      13-3260245
--------------------------------------------------------------------------------
   (State or other                 (Commission                  (IRS Employer
     jurisdiction                  File Number)              Identification No.)
   of incorporation)


  120 Park Avenue, New York, New York                             10017-5592
--------------------------------------------------------------------------------
        (Address of principal
          executive offices)                                      (Zip Code)


Registrant's telephone number, including area code  (917) 663-5000
                                                    --------------


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5.   Other Events.
------    ------------

          On June 25, 2000, Philip Morris Companies Inc. issued the following press release:


                                                 Contact: Nicholas M. Rolli
                                                          Christopher P. Kircher
                                                           (917) 663-2144


FOR IMMEDIATE RELEASE
---------------------


          PHILIP MORRIS ACQUIRES NABISCO FOR $55.00 PER SHARE IN CASH
          -----------------------------------------------------------
                          AND PLANS FOR IPO OF KRAFT
                          --------------------------

         New York - June 25, 2000 - Philip Morris Companies Inc. (NYSE: MO) today announced that it entered into definitive agreements with Nabisco Group Holdings (NYSE: NGH) and Nabisco Holdings Corp. (NYSE: NA) to acquire all outstanding shares of Nabisco Holdings Corp. for $55.00 per share in cash. The transaction reflects an enterprise value of $18.9 billion, which includes the assumption of approximately $4.0 billion in net debt.

         Philip Morris expects the transaction to be immediately accretive to its cash earnings per share and accretive to reported earnings per share as of 2002. The transaction is expected to be completed by October 2000.

         As part of the acquisition, Nabisco will be combined with Kraft Foods, Inc. (Kraft), the operating food company of Philip Morris Companies Inc. Following the combination, Kraft plans to undertake an initial public offering
(IPO) for less than 20% of the newly combined company. The IPO proceeds will be used to retire a portion of the debt incurred as a result of the acquisition of Nabisco. It is expected that the IPO of Kraft will be completed in early 2001.

Geoffrey C. Bible, chairman and chief executive officer, Philip Morris Companies Inc. said, "The acquisition of Nabisco coupled with our plans for an IPO of what will be the world's most profitable food company is truly compelling from a strategic, financial and shareholder value perspective. The combination of Kraft and Nabisco will create the most dynamic company in the food industry both in terms of absolute earnings levels and revenue and earnings growth rates. The IPO will underscore the value of our tremendous food assets and will preserve our flexibility and financial wherewithal to enhance Philip Morris' shareholder value. We firmly intend to continue rewarding our shareholders with our share repurchase and dividend programs."

         The combination of Philip Morris Companies Inc. and Nabisco would have resulted in 1999 pro forma underlying revenues and operating companies income of $86.6 billion and $16.3 billion, respectively. The transaction will create the world's most profitable food company. Kraft, together with Nabisco, would have resulted in 1999 pro forma worldwide underlying revenues and operating companies income of $34.9 billion and $5.5 billion, respectively, reflecting a pro forma increase in Kraft's operating companies income of 25%.

         With this transaction Kraft will:

         .   become the world's most profitable food company;

         . accelerate its revenue and earnings growth rates by materially strengthening its presence in the fast growing and dynamic snack foods category;

         . become the world leader in cookies and crackers with a 13% share, and the leader in the U.S. cookie and cracker categories, with shares of 35% and 47%, respectively;

         . enhance its scale and add a successful direct store delivery system to its infrastructure to more effectively meet the needs of its global trade partners;

         . increase its brand leadership by adding 18 brands to its existing 55 brands that each generate more than $100 million in revenue; over 90% of Nabisco's U.S. portfolio of brands are number one in the categories in which Nabisco operates;

         . double its scale in Latin America and strengthen its presence in Asia and in Europe.

         Philip Morris anticipates that the combination of Kraft and Nabisco will yield annual cost savings of over $400 million in 2002 growing to approximately $600 million by 2003. Kraft has a successful track record in achieving productivity savings and will use its extensive expertise and enhanced scale to reduce Nabisco's costs to world class levels primarily across the procurement, manufacturing, general administrative and sales functions.

         In addition, Kraft projects significant revenue synergies resulting from the combination of the two brand portfolios.

         "This acquisition will add such household names as Oreo and Chips Ahoy! cookies, Ritz crackers, Planters nuts and Life Savers candy, to name a few, to our stellar portfolio of brands. We are confident that the integration of Kraft and Nabisco will be smooth, rapid and successful. We share similar cultures and over the years Kraft's management team has excelled at integrating acquisitions," Mr. Bible said.

         The acquisition will be financed initially through a combination of short-term debt and bank borrowings.

         The transaction is subject to approval by the shareholders of Nabisco Group Holdings and requires customary regulatory approvals.

         "We are confident that our shareholders, employees, suppliers and customers will share our enthusiasm for this transaction. The IPO of Kraft adds an exciting opportunity for both Philip Morris and Kraft. It will provide significant benefits and arms us with a potential currency to further enhance shareholder value in the future. The acquisition of

Nabisco will generate attractive returns and will increase our earnings growth rates in the future," Mr. Bible said.

         Chase Securities, Credit Suisse First Boston and Wasserstein Perella & Co. acted as financial advisors to Philip Morris, and Wachtell, Lipton, Rosen & Katz and Hunton & Williams acted as legal counsel.

         With 1999 operating revenues of more than $78 billion, the Philip Morris family of companies is the world's largest producer and marketer of consumer packaged goods. Philip Morris Companies Inc. has five principal operating companies: Kraft Foods, Inc. (comprising Kraft Foods North America and Kraft Foods International), Miller Brewing Company, Philip Morris International Inc., Philip Morris Incorporated (PM USA) and Philip Morris Capital Corporation.

         For more information about Philip Morris Companies Inc. and its operating companies, please visit the following Web sites: www.philipmorris.com,
                                                           --------------------
www.kraftfoods.com, www.kraftinternational.com, www.millerbrewing.com,
------------------  --------------------------  ---------------------
www.pmintl.com, www.philipmorrisusa.com.
--------------  -----------------------

          Note to editors: Philip Morris Companies Inc. will host a press conference at 10:00 a.m. EDT on Monday, June 26, 2000 at Cipriani, 110 E. 42nd St. (bet. Park and Lexington Avenues), New York, NY. You may also access this press conference via a live Webcast by visiting the Philip Morris Companies Web site at: www.philipmorris.com.
         --------------------


Forward-Looking and Cautionary Statements
-----------------------------------------

All statements included in this press release that are not purely historical are "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors should be aware of the following important factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements.
Nabisco and each of the Company's consumer products businesses are subject to intense competition, changes in consumer preferences, the effects of changing prices for their raw materials, local economic conditions and currency movements. Kraft's results are dependent upon its continued ability to promote brand equity successfully, to anticipate and respond to new consumer trends, to develop new markets and to broaden brand portfolios in order to compete effectively with lower priced products in a consolidating environment at the retail and manufacturing levels, to improve productivity and to achieve the synergies anticipated from the Nabisco acquisition. Moreover, the Company's tobacco subsidiaries continue to be subject to increasing marketing and regulatory restrictions, excise tax increases, declining consumption, litigation and bonding risks, including risks associated with adverse jury and judicial determinations, courts reaching conclusions at variance with the Company's understanding of applicable law, and the absence of adequate appellate remedies to get timely relief from any of the foregoing. Developments in any of these areas, many of which are more fully described in the Company's most recent annual and quarterly reports filed with the SEC, could cause actual results and outcomes to differ materially from those contained in the forward-looking statements in this release. The Company cautions that the foregoing list of important factors is not exclusive. The Company does not undertake to update any forward-looking statement made in this press release to reflect any change in management's expectations with regard thereto or any change in events, conditions, assumptions or circumstances on which such statements are based.

             * * * * * * * * * * * * * * * * * * * * * * * * * * *

This press release is not an offer to sell, nor the solicitation of an offer to buy, any securities. Any offer will be made only by means of a prospectus that will be registered with the Securities and Exchange Commission.

                                    ******


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
------   ------------------------------------------------------------------


  (c)          Exhibits.
               ---------
               Number         Exhibit
               ------         -------

               99.1           Press Conference Presentation Materials

               99.2 Remarks of Geoffrey C. Bible, Chairman and Chief Executive Officer, Philip Morris Companies Inc.

                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               PHILIP MORRIS COMPANIES INC.



Date:    June 26, 2000                         By: /s/ LOUIS C. CAMILLERI
                                                   ----------------------
                                                   Louis C. Camilleri
                                                   Senior Vice President and
                                                   Chief Financial Officer

                                 EXHIBIT INDEX

Exhibit No.         Description
----------          -----------

99.1                Press Conference Presentation Materials

99.2 Remarks of Geoffrey C. Bible, Chairman and Chief Executive Officer, Philip Morris Companies Inc.